UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 17, 2022

RIVERNORTH OPPORTUNITIES FUND, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	811-22472	46-4084978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1290 Broadway, Suite 1000
Denver, Colorado 80203		80203
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 623-2577

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 17, 2022 RiverNorth Opportunities Fund, Inc. (the “Fund”) announced that the Fund’s Board of Directors had approved a new investment advisory agreement with RiverNorth Capital Management, LLC (“RiverNorth”), subject to shareholder approval. The Fund’s current investment adviser, ALPS Advisors and RiverNorth, the Fund’s current sub-adviser, made the recommendation to the Board of Directors at a meeting held on March 17, 2022.

The new investment advisory agreement will not affect the Fund’s name, investment objective, investment strategy, portfolio management, or ticker symbol. Since the Fund’s inception, RiverNorth has been responsible for making day-to-day investment decisions, with the anticipated transition to adviser, no changes are expected.

Shareholders of the Fund will receive a related proxy statement describing the proposal and will be asked to consider the approval of the new investment advisory agreement at a special shareholder meeting that will take place in the second quarter of this year. If approved by shareholders, the Fund anticipates the transition between ALPS Advisors and RiverNorth will occur in the third quarter of 2022.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit Number	Description
99.1	Press Release, dated March 17, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

RiverNorth Opportunities Fund, Inc.

Date: March 17, 2022	By:	/s/ Kathryn Burns
Kathryn Burns
President